EXHIBIT 10.1

This agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this agreement were made to, and solely for the benefit of, the other parties to this agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

EXECUTION VERSION

FIRST AMENDMENT TO DECEMBER MATURITY COMMUNITY BANK CREDIT AGREEMENT

THIS FIRST AMENDMENT TO DECEMBER MATURITY COMMUNITY BANK CREDIT AGREEMENT (this “Amendment”), is made and entered into as of December 11, 2018, by and among TENNESSEE VALLEY AUTHORITY, a wholly-owned corporate agency and instrumentality of the United States (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain December Maturity Community Bank Credit Agreement dated as of December 12, 2016 (the “Credit Agreement”) pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.    Amendments to the Credit Agreements.

(a)    The title of the Credit Agreement is hereby amended from “December 2019 Maturity Community Bank Credit Agreement” to “December Maturity Community Bank Credit Agreement”. The references to “December 2019 Maturity Community Bank Credit Agreement” in the cover page, the title, the preamble, the definition of “Agreement”, and Exhibits 2.02, 2.10 and 10.06 of the Credit Agreement shall hereby be amended to refer to “December Maturity Community Bank Credit Agreement”.

(b)    The following definitions, set forth in Section 1.01 of the Credit Agreement, are hereby amended and restated in their entirety to read as follows:

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one-hundredth of one percent (1/100 of 1%)) charged to SunTrust Bank on such day on such transactions as determined by the Administrative Agent.

“LIBOR Base Rate” means:

(a)    for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to (i) the Intercontinental Exchange LIBOR Rate (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by SunTrust Bank to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period;

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) ICE LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that date (or, if that date is not a Business Day, the immediately succeeding Business Day) or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such date (or, if that date is not a Business Day, the immediately succeeding Business Day) in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by SunTrust Bank to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to such date; and

(c)    notwithstanding the foregoing, in the event the LIBOR Base Rate would be less than zero percent pursuant to the foregoing clauses (a) and (b), for purposes of this Agreement, the LIBOR Base Rate shall be zero percent.

“Maturity Date” means December 11, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

(c)    The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”
(d)    Section 5.11 of the Credit Agreement is hereby amended to add a new subsection (d) to read as follows:

(d)    The Borrower represents and warrants as of the effective date of the Second Amendment to this Agreement that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(e)    A new section 10.21 is hereby added to the Credit Agreement to read as follows:

Section 10.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the Borrower, Administrative Agent and the Lenders hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent company, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
As used in this subsection, “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

2.    Amendments to the Notes. The references to “December 2019 Maturity Community Bank Credit Agreement” in the Notes are hereby amended to refer to “December Maturity Community Bank Credit Agreement”.

3.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the following condition precedents are satisfied:

(a)    The Administrative Agent shall have received:

(i)     Executed counterparts to this Amendment from the Borrower and the Lenders;

(ii)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of each employee of the Borrower who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of the Borrower, (B) the bylaws (or equivalent organizational document) of the Borrower as in effect on the date of such certification, and (C) all resolutions of the Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and

(iii)    Written opinions (addressed to the Administrative Agent and the Lenders and dated the date hereof) of counsel for the Borrower, substantially in the form of the opinions originally delivered in connection with the Credit Agreement;

(b )    The representations and warranties contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct;

(c)    No Default or Event of Default shall have occurred and be continuing;

(d)    The Administrative Agent, the L/C Issuer and each of the Arrangers, as the case may be, shall have received all costs, fees, expenses and other compensation then payable to the Administrative Agent, the applicable Arranger and the Lenders; and

(e)    The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced (in reasonable detail) prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

4.    Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

(a)    The Borrower (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)    The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action;

(c)    The execution, delivery and performance by the Borrower of each Loan Document have been duly authorized by all necessary action, and do not (a) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or any of its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (b) violate any Law (including, without limitation, the TVA Act and Regulation U or Regulation X issued by the FRB);

(d)    This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.    Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government. For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.15, Governing Law; Jurisdiction; Etc., and not by Section 6, Governing Law, of this Amendment.

7.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.    Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

12.    Commitment Schedule. As of the date hereof, Schedule 2.01 of the Credit Agreement is as set forth in Exhibit A attached hereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by its authorized representative as of the day and year first above written.

BORROWER:
TENNESSEE VALLEY AUTHORITY By: /s/ Mary Nell Pruitt Name: Mary Nell Pruitt Title: Director, Treasury Management

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

LENDERS:
SUNTRUST BANK, individually and as Administrative Agent By: /s/ Eric M. Anderson Name: Eric M. Anderson Title: Senior Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

Branch Banking and Trust Company, as L/C Issuer and as a Lender By: /s/ Steven Thompson Name: Steven Thompson Title: Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

First Tennessee Bank National Association By: /s/ Amy Avery Name: Amy Avery Title: Senior Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

First National Bank By: /s/ Jim Tompkins Name: Jim Tompkins Title: Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

HomeTrust Bank as a Lender By: /s/ Luke Romans Name: Luke Romans Title: Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

Pinnacle Bank By: /s/ Rob Masengill Name: Rob Masengill Title: Senior Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

UNITED COMMUNITY BANK By: /s/ Jeff Wilson Name: Jeff Wilson Title: VP

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

REGIONS BANK By: /s/ Ted Tarver Name: Ted Tarver Title: Vice President

[Signature Page to First Amendment to December Maturity Community Bank Credit Agreement]

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Applicable Percentage	Commitment	Letter of Credit Commitment

SunTrust Bank	25.000000000%	$37,500,000
Branch Banking and Trust Company	25.000000000%	$37,500,000	$37,500,000
Regions Bank	13.333333333%	$20,000,000
United Community Bank	12.000000000%	$18,000,000
Pinnacle Bank	12.000000000%	$18,000,000
First Tennessee Bank National Association	6.666666667%	$10,000,000
HomeTrust Bank	4.666666667%	$7,000,000
First National Bank	1.333333333%	$2,000,000

Total	100.000000000%	$150,000,000	$37,500,000